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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports described below (and to all references to our Firm) included in or made a part of this registration statement.

Company                                                    Audit Report Date
- -------                                                    -----------------
NEXTLINK Communications, L.L.C.                            February 23, 1996
NEXTLINK Capital, Inc.                                      March 31, 1996
Sound Response Corporation                                  March 22, 1996
Tel-West Central Services, Inc.                               May 9, 1996



Arthur Andersen LLP

Seattle, Washington,
May 24, 1996